Item 27. Exhibit (a)

 C.M. Life Board of Directors Resolution establishing the Separate Account.

                                                             August 3, 1994

                          C.M. LIFE INSURANCE COMPANY
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             RESOLUTIONS RE ESTABLISHMENT OF C.M. MULTI-ACCOUNT A
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      WHEREAS, Section 38a-433 of the Connecticut Insurance Laws permits a domestic life insurance company to establish one or more separate accounts;

      WHEREAS, it is desired that the Company create such a separate account to house certain of its variable annuity products;

      NOW, THEREFORE, BE IT

      RESOLVED, that a separate account referred to herein as "C.M. Multi-
Account A" is hereby established;

      FURTHER RESOLVED that the assets of C.M. Multi-Account A shall be derived solely from (a) sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c)
advances made by the Company in connection with operation of C.M. Multi-Account
A;

      FURTHER RESOLVED that this Company shall maintain in C.M. Multi-Account A assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies;

      FURTHER RESOLVED that the President, any Executive Vice President, any
Senior Vice President, any Vice President, the Secretary and the Treasurer of
the Company (the "Officers") be, and each of them hereby is, authorized in his or her discretion, as it may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide C.M. Multi-Account A into divisions and sub-divisions with each division or subdivision investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or sub-divisions, (c) to designate further any division or sub-division thereof and
(d) to change the designation of C.M. Multi-Account A to another designation;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in C.M.
Multi-Account A or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the operations of C.M.
Multi-Account A or to meet any minimum capital requirements under the Investment
Company Act of 1940 and to transfer cash or securities from time to time between the Company's general account and C.M. Multi-Account A as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity policies issued by the Company providing for allocations to C.M. Multi-Account A;

      FURTHER RESOLVED that the income, gains, and losses (whether or not realized) from assets allocated to C.M. Multi-Account A shall, in accordance with any variable annuity policies issued by the Company providing for allocations to C.M. Multi-Account A, be credited to or charged against C.M.
Multi-Account A without regard to the other income, gains, or losses of the
Company;

      FURTHER RESOLVED that authority is hereby delegated to the President of the Company or the Vice President and Chief Operating Officer to adopt procedures providing for, among other things, criteria by which the Company shall provide for a pass-through of voting rights to the owners of variable annuity policies issued by the Company providing for allocation to C.M.
Multi-Account A with respect to the shares of any investment companies which are held in C.M. Multi-Account A;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable C.M. Multi-Account A to invest or reinvest the assets of
C.M. Multi-Account A in securities issued by investment companies registered under the Investment Company Act of 1940 or other appropriate securities as the
Officers of the Company may designate pursuant to the provisions of the variable annuity policies issued by the Company providing for allocations to C.M.
Multi-Account A;

      FURTHER RESOLVED that the fiscal year of C.M. Multi-Account A shall end on the 31st day of December each year;

      FURTHER RESOLVED that the Company may register under the Securities Act of
1933 variable annuity policies, or units of interest thereunder, under which amounts will be allocated by the Company to C.M. Multi-Account A to support reserves for such policies and, in connection therewith, the Officers of the
Company be, and each of them hereby is, authorized, to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the
Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the Officer executing the same may deem necessary or appropriate;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to take all actions necessary to register C.M.
Multi-Account A as a unit investment trust under the investment Company Act of
1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and
Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940 and the Securities Act
of 1933, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of
1934;

      FURTHER RESOLVED that the President of the Company or the Vice President and Chief Operating Officer, or such person as is designated by either, is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and
Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to effect in the names and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable annuity policies under which amounts will be allocated by the Company to C.M. Multi-Account A to support reserves from such policies;
such authorization shall include registration, filing and qualification of the
Company and of said policies, as well as registration, filing and qualifications of officers, employees and agents of the Company as brokers, dealers, agents, salesmen or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments, and to take all such action as the Officer executing the same or taking such action may deem necessary or desirable;

      FURTHER RESOLVED that the Officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.